UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2007

NATIONAL RETAIL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-11290	56-1431377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue Suite 900 Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (407) 265-7348

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

National Retail Properties, Inc. (the “Company”) has appointed Dennis Gershenson to the Board of Directors effective as of February 18, 2008. Mr. Gershenson currently serves as the President and Chief Executive Officer and Chairman of the Board of Trustees for Ramco-Gershenson Properties Trust, a real estate investment trust that owns, develops and manages shopping centers located primarily in the Midwest, Mid-Atlantic and Southeast. He is an undergraduate of Syracuse University and a Magna Cum Laude graduate of Wayne State University Law School. Mr. Gershenson currently serves on the Board of Directors of Hospice of Michigan, the Cranbrook Academy of Arts, the Metropolitan Affairs Coalition and Oakland Family Services. He is also an active member of the International Council of Shopping Centers (ICSC) and the National Association of Real Estate Investment Trusts (NAREIT). Mr. Gershenson has not yet been assigned to any Board committees. Mr. Gershenson will stand for reelection at the 2008 annual meeting of the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RETAIL PROPERTIES, INC.

By:	/s/ Kevin B. Habicht
Name:	Kevin B. Habicht
Title:	Executive Vice President and Chief Financial Officer

Dated: February 20, 2008